Exhibit 10.1

9th November, 2021

Dear Sirs,

Letter of Variation

We refer to the Credit Agreement dated 4th October 2019 between

The Coretec Group Inc (Borrower)

and

Diversified Alpha Fund Segregated Portfolio, Navigator Global Fund Manager Platform SPC

(Lender)

We are writing to inform you that with effect from 1st October 2021 your request to modify the terms and conditions of the repayment has been accepted.

As a result form 1st October 2021 The Coretec Group will not need to repay of the sums advance over a period of 36 months with the first payment due on the 15th day of the 13th month after the advance but capital will be repaid on the 15th day of the 4th anniversary of the advance made available.

	Payment Date	Amount Outstanding		Repayment date
Tranche 6	06-March-2020	USD	67,741.80	15-March-2024
Tranche 7	17-April-2020	USD	150,694.44	15-April-2024
Tranche 8	22-June-2020	USD	160,416.67	15-June-2024
Tranche 9	24-August-2020	USD	97,222.22	15-August-2024
Tranche 10	21-September-2020	USD	175,000.00	15-September-2024
Tranche 11	06-October-2020	USD	175,000.00	15-October-2024
Tranche 12	19-November-2020	USD	175,000.00	15-November-2024
Tranche 13	14-January-2021	USD	120,000.00	15-January-2025
Tranche 14	14-January-2021	USD	225,000.00	15-February-2025

Signed by Matthew Hoffman for and on behalf of The Coretec Group Inc

16th November 2021

Signed by Matthew Brown for and on behalf of Navigator Global Manager

Platform SPC obo Diversified Alpha Fund Segregated Portfolio

Date: 19th October 2021